Exhibit 1.A.(1)(c)

CERTIFICATION

I, Barbara L. Secor, being a duly constituted Assistant Secretary of Transamerica Advisors Life Insurance Company of New York (“TALICNY”), a corporation duly organized and existing under the laws of New York hereby certify that the following is a true and correct copy of resolutions adopted by the Board of Directors of TALICNY by Unanimous Written Consent dated May 23, 2014, and that said resolutions are still in full force and effect:

RESOLVED, that the Directors of Transamerica Advisors Life Insurance Company of New York (“TALICNY”) hereby approve the terms and form of the Agreement and Plan of Merger by and between TALICNY and Transamerica Financial Life Insurance Company (“TFLIC”), a copy of which is attached hereto, wherein TFLIC will be the surviving corporation, and that the effective date of the merger will be July 1, 2014, or such other date, subject to the appropriate regulatory approvals, including the approval of the New York Insurance Division; and

FURTHER RESOLVED, that the Agreement and Plan of Merger be submitted and recommended for approval to the Sole Shareholder of TALICNY; and

FURTHER RESOLVED, that the officers of TALICNY are hereby authorized and directed to take such action, execute and file those documents necessary to effectuate such merger; and

FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and they are hereby authorized to execute and file any such documents which are required to be filed with any state insurance department in connection with the merger; and

FURTHER RESOLVED, that, if with respect to any state insurance department or other governmental agency, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted at this meeting; and the Secretary or an Assistant Secretary of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted at this meeting.

Dated this 13th day of June, 2014.

/s/ Barbara L. Secor

Barbara L. Secor

WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

May 23, 2014

The undersigned, being all of the Directors of Transamerica Advisors Life Insurance Company of New York, a New York corporation (hereafter referred to as the “Company”), acting as authorized pursuant to Section 708(b) of the New York Business Corporation Law, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the Company:

RESOLVED, that the Directors of Transamerica Advisors Life Insurance Company of New York (“TALICNY”) hereby approve the terms and form of the Agreement and Plan of Merger by and between TALICNY and Transamerica Financial Life Insurance Company (“TFLIC”), a copy of which is attached hereto, wherein TFLIC will be the surviving corporation, and that the effective date of the merger will be July 1, 2014, or such other date, subject to the appropriate regulatory approvals, including the approval of the New York Department of Insurance; and

FURTHER RESOLVED, that the Agreement and Plan of Merger be submitted and recommended for approval to the Sole Shareholder of TALICNY; and

FURTHER RESOLVED, that the officers of TALICNY are hereby authorized and directed to take such action, execute and file those documents necessary to effectuate such merger; and

FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and they are hereby authorized to execute and file any such documents which are required to be filed with any state insurance department in connection with the merger; and

FURTHER RESOLVED, that, if with respect to any state insurance department or other governmental agency, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted at this meeting; and the Secretary or an Assistant Secretary of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted at this meeting.

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of Transamerica Advisors Life Insurance Company of New York as of the date first hereinabove set forth.

William Brown, Jr.	Peter P. Post

Marc Cahn	Darin D. Smith

Steven E. Frushtick	Thomas A. Swank

John T. Mallett

TALICNY2014B1